Exhibit (b)(7)

Sixth Amendment to the Credit Agreement, dated June 30, 2006, among Harris Trust and Savings Bank, the Fund and several other funds in the UBS Alternative Investments US.

UBS M2 FUND, L.L.C.
UBS PW EQUITY OPPORTUNITY FUND, LIMITED
UBS EVENT & EQUITY FUND, L.L.C.
UBS CREDIT AND RECOVERY FUND, L.L.C.
UBS MASTERS FUND, L.L.C.
UBS HEALTH SCIENCES FUND, L.L.C.
UBS TECHNOLOGY PARTNERS, L.L.C.
UBS EQUITY OPPORTUNITY FUND, L.L.C.
UBS EQUITY OPPORTUNITY FUND II, L.L.C.
PW TECHNOLOGY FUND LTD.
UBS MULTI-STRAT FUND, L.L.C.

SIXTH AMENDMENT TO CREDIT AGREEMENT

Harris N.A.
111 West Monroe Street
Chicago, Illinois 60603

Ladies and Gentlemen:

           Reference is hereby made to that certain Credit Agreement dated as of July 2, 2004 (the "Credit Agreement"), among the undersigned, UBS PW EQUITY OPPORTUNITY FUND, LIMITED, an exempted company incorporated under the Companies Law (2001 Second Revision), as amended, of the Cayman Islands ("Cayman Equity Opportunity Fund"), PW TECHNOLOGY FUND, LTD., an exempted company incorporated under the Companies Law (2001 Second Revision), as amended, of the Cayman Islands ("PW Technology Fund"), UBS EQUITY OPPORTUNITY FUND II, L.L.C., a Delaware limited liability company ("Equity Opportunity Fund II"), UBS EQUITY OPPORTUNITY FUND, L.L.C., a Delaware limited liability company ("Equity Opportunity Fund"), UBS HEALTH SCIENCES FUND, L.L.C., a Delaware limited liability company ("Health Sciences Fund"), UBS CREDIT & RECOVERY FUND, L.L.C., a Delaware limited liability company ("Recovery Fund"), UBS EVENT & EQUITY FUND, L.L.C., a Delaware limited liability company ("Event & Equity Fund"), UBS TECHNOLOGY PARTNERS, L.L.C., a Delaware limited liability company ("Technology Partners"), UBS M2 FUND, L.L.C., a Delaware limited liability company ("UBS M2 Fund"), UBS MASTERS FUND, L.L.C., a Delaware limited liability company ("Masters Fund") and UBS Multi-Strat Fund, L.L.C., a Delaware limited liability company ("Multi-Strat") and, together with Cayman Equity Opportunity Fund, PW Technology Fund, Equity Opportunity Fund II, Equity Opportunity Fund, Health Sciences Fund, Recovery Fund, Event & Equity Fund, Technology Partners, UBS M2 Fund and Masters Fund, individually a "Borrower" and collectively the "Borrowers"), and you, as amended to the date hereof. All defined terms used herein shall have the same meanings as in the Credit Agreement unless otherwise defined herein.

           The Borrowers and the Lender now wish to amend the Credit Agreement to extend the Termination Date from June 30, 2006 to June 29, 2007 and increase the Commitment from $150,000,000 to $200,000,000, all on the terms and conditions and in the manner set forth in this Amendment (the "Amendment").

SECTION 1.     AMENDMENTS.

           Upon the satisfaction of the conditions precedent set forth in Section 2 hereof, the following provisions of the Credit Agreement shall be amended as follows:

1.1. The definition of the term "Borrowing Limit" contained in Section 4.1 of the Credit Agreement shall be amended to read as follows:

""Borrowing Limit" shall mean, as to any Borrower at any time, the lesser of (a) an amount equal to 20% of such Borrower's Total Eligible Asset Value, provided that this subsection (a) shall not apply for purposes of Sections 2.3 and 7.22 of this Agreement, (b) an amount equal to 33-1/3% of the fair market value of such Borrower's total assets, (c) the maximum amount permitted by such Borrower's Prospectus, agreements with government officials and applicable law, and (d) $200,000,000."

1.2. The definition of the term "Termination Date" contained in Section 4.1 of the Credit Agreement shall be amended by replacing the date "June 30, 2006" appearing therein with the date "June 29, 2007".

1.3. Schedule 1.3(a) of the Credit Agreement shall be amended in its entirety, and as amended shall be restated to read as set forth on Exhibit A attached hereto and made a part hereof.

SECTION 2.     CONDITIONS PRECEDENT.

           The effectiveness of the Amendment is subject to the satisfaction of all of the following conditions precedent:

2.1. Each Borrower and the Lender shall have executed this Amendment (such execution may be in several counterparts and the several parties hereto may execute on separate counterparts).

2.2. The Lender shall have received the following (each to be properly executed and completed) and the same shall have been approved as to form and substance by the Lender:

(a) a Note in the principal amount of $200,000,000 signed by each of the Borrowers (the "Replacement Notes");

(b) copies (executed or certified, as may be appropriate) of all legal documents or proceedings taken in connection with the execution and delivery of this Amendment and the Replacement Notes by the Borrowers; and

(c) an incumbency certificate containing the name, title and genuine signatures of each of the Borrowers' authorized representatives.

2.3. Legal matters incident to the execution and delivery of this Amendment by the Borrowers and to the transactions contemplated hereby shall be satisfactory to the Lender and its counsel; and the Lender shall have received the favorable written opinion of counsel for each Borrower.

2.4. The Lender shall have received a good standing certificate (or the equivalent in the case of each Cayman Borrower) for each of the Borrowers (dated as of the date no earlier than 30 days prior to the date of this Amendment) from the offices of the secretary of state of the state of each Borrower's respective organization or of the applicable office in the case of the Cayman Borrowers.

2.5. Each of the representations and warranties set forth in Section 5 of the Credit Agreement shall be true and correct.

2.6. No Event of Default or Potential Default shall have occurred and be continuing under the Credit Agreement or shall result after giving effect to this Amendment.

SECTION 3.     REPRESENTATIONS AND WARRANTIES.

3.1 Each Borrower, by its execution of this Amendment, hereby represents and warrants to the Lender, severally and not jointly, as to itself, that each of the representations and warranties set forth in Section 5 of the Credit Agreement is true and correct as of the date hereof, except that the representations and warranties made under Section 5.3 shall be deemed to refer to the most recent financial statements furnished to the Lender pursuant to Section 7.4 of the Credit Agreement.

SECTION 4.     MISCELLANEOUS.

4.1. Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in any note, document, letter, certificate, the Credit Agreement itself, the Notes, or any communication issued or made pursuant to or with respect to the Credit Agreement or the Notes, any reference to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

4.2. This Amendment may be executed in any number of counterparts, and by the different parties on different counterparts, all of which taken together shall constitute one and the same Agreement. This Amendment shall be governed by the internal laws of the State of New York. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original.

Dated as of________________, 2006.

UBS PW EQUITY OPPORTUNITY FUND, LIMITED By Name Title

PW TECHNOLOGY FUND, LTD. By Name Title

UBS EQUITY OPPORTUNITY FUND II, L.L.C. By Name Title

UBS EQUITY OPPORTUNITY FUND, L.L.C. By Name Title

UBS HEALTH SCIENCES FUND, L.L.C. By Name Title

UBS CREDIT & RECOVERY FUND, L.L.C. By Name Title

UBS EVENT & EQUITY FUND, L.L.C. By Name Title

UBS TECHNOLOGY PARTNERS, L.L.C. By Name Title

UBS M2 FUND, L.L.C. By Name Title

UBS MASTERS FUND, L.L.C. By Name Title

UBS MULTI-STRAT FUND, L.L.C. By Name Title

           Accepted and Agreed to as of the day and year last above written.

HARRIS N.A, By: Linda C. Haven Managing Director

EXHIBIT A

UBS FUNDS
FORM OF BORROWING NOTICE

_______________, ____

Harris N.A.
111 W. Monroe Street
Chicago, Illinois 60690
Attention: Marielcy Romero
Fax: (312) 293-5030
Phone: (312) 461-3524

Re:     Request for Loan

           Reference is made to the Credit Agreement, (the "Agreement") dated as of July 2, 2004 among UBS M2 Fund, L.L.C., UBS PW Equity Opportunity Fund, Limited, UBS Event & Equity Fund, L.L.C., UBS Credit and Recovery Fund, L.L.C., UBS Masters Fund, L.L.C., UBS Health Sciences Fund, L.L.C., UBS Technology Partners, L.L.C., UBS Equity Opportunity Fund, L.L.C., UBS Equity Opportunity Fund II, L.L.C., PW Technology Fund Ltd., UBS Multi-Strat Fund, L.L.C. (individually a "Borrower" and collectively the "Borrowers") and Harris N.A. as successor by merger to Harris Trust and Savings Bank. Terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

           ____________________, for the Borrower, hereby gives you notice pursuant to Section 1.3(a) of the Agreement that it requests a Loan under the terms of the Agreement, and sets forth below certain terms on which such Loan is requested to be made:

(1)	Borrower

(2)	Borrowing Date

(3)	Dollar Amount of Loan Requested

           The Borrower hereby certifies that as of the date hereof and as of the Borrowing Date, prior to and after giving effect to the Loan requested hereby, (A) the aggregate principal amount of the Loans outstanding to the Borrower does not exceed the Lesser of the Commitment and the Borrower's Borrowing Limit, and (B) the aggregate principal of all loans outstanding to the Borrowers does not exceed $200,000,000 as evidenced below;

(1)	Aggregate Principal Outstanding for Borrower (giving effect to requested Loan)	$

(2)	Total Eligible Asset Value (as of_________)	$

(3)	(2) multiplied by 20%	$

(4)	Total Assets	$

(5)	(4) multiplied by 33-1/3%	$

(6)	Aggregate Outstanding of Borrowers (must be $200,000,000 or less)	$

Very truly yours, ("Borrower") By: By: Print Name: Title: